UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 par value	SPN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modifications of Rights of Security Holders

To the extent required by Item 3.03 of this Current Report on Form 8-K, the information set forth in Item 8.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Items 5.07 and 8.01 are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 18, 2019, Superior Energy Services, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). Of the Company’s 146,849,439 shares of outstanding common stock, par value $0.001 per share (“Common Stock”) (excluding treasury shares) as of the record date for the Special Meeting, 135,314,222 shares (approximately 92.14%) were present or represented by proxy at the Special Meeting. A brief description of the proposal voted on at the Special Meeting, which was approved by stockholders, and the result of the voting on the proposal submitted to the stockholders was as follows:

1.	To adopt and approve an amendment to our Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect (a) a reverse stock split of the outstanding shares of the Common Stock, at a reverse stock split ratio ranging from any whole number between one-for-five to one-for-fifteen (the “Reverse Stock Split”), as determined by the Board of Directors of the Company, and (b) a proportionate reduction in the number of authorized shares of Common Stock.

Votes for	Votes against	Abstentions
129,202,476	6,036,527	75,219

Item 7.01	Regulation FD Disclosure

On December 18, 2019, the Company issued a press release announcing the Reverse Stock Split and the proportionate reduction in the number of authorized shares of Common Stock. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 8.01	Other Events

Following the Special Meeting, the Company’s Board of Directors determined to effect the Reverse Stock Split of Common Stock at a ratio of 1-for-10. In addition, and at the same time, the total number of shares of Common Stock the Company is authorized to issue changed from 250,000,000 shares to 25,000,000 shares. The Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware, which became effective at 5:00 p.m. Eastern Time on December 18, 2019.

Upon the effectiveness of the Reverse Stock Split, every ten shares of the Company’s issued and outstanding Common Stock will be automatically combined and converted into one issued and outstanding share of Common Stock. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share(s) will receive cash payments in lieu of such fractional shares. The Reverse Stock Split will not affect any stockholder’s ownership’s percentage of Common Stock, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares.

The foregoing summary of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

At the market open on December 19, 2019, the Common Stock will continue to trade on the OTC Markets and the OTCQX Best Market under the same symbol “SPNV.”

In addition, the New York Stock Exchange (the “NYSE”) previously suspended trading of the Company’s Common Stock on the NYSE on September 26, 2019 and commenced delisting proceedings due to the “abnormally low” per share price of the Company’s Common Stock. The Company appealed the NYSE’s determination and began trading on the OTCQX Best Market. The appeal has subsequently been withdrawn and the NYSE has agreed to resume trading the Company’s Common Stock on the NYSE under the ticker symbol “SPN”. The Company expects that its Common Stock will resume trading on the NYSE at market open on December 26, 2019.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Superior Energy Services, Inc.

99.1	Press Release dated December 18, 2019 announcing effectiveness of the Reverse Stock Split and the proportionate decrease in the number of authorized shares of Common Stock.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ William B. Masters
William B. Masters
Executive Vice President, General Counsel and Secretary

Dated: December 18, 2019